UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

February 3, 2025

Date of Report (Date of earliest event reported)

STAFFING 360 SOLUTIONS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-37575	68-0680859
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

757 Third Avenue
27th Floor
New York, NY	10017
(Address of principal executive offices)	(Zip Code)

(646) 507-5710

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock	STAF	NASDAQ

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

Amendment No. 38 to Credit and Security Agreement with MidCap

On February 4, 2025, Staffing 360 Solutions, Inc. (the “Company”) entered into Amendment No. 38 to Credit and Security Agreement and Limited Waiver (“Amendment No. 38”), effective as of February 1, 2025, by and among the Company, as Parent, Monroe Staffing Services, LLC, a Delaware limited liability company, Faro Recruitment America, Inc., a New York corporation, Lighthouse Placement Services, Inc., a Massachusetts corporation, Key Resources, Inc., a North Carolina Corporation, Headway Workforce Solutions, Inc., a Delaware corporation, Headway Employer Services LLC, a Delaware limited liability company, Headway Payroll Solutions, LLC, a Delaware limited liability company, Headway HR Solutions, Inc., a New York corporation, and NC PEO Holdings, LLC, a Delaware limited liability company, collectively, as borrowers (collectively, the “Borrowers”), and MidCap Funding IV Trust, as agent for the lenders (as successor by assignment to MidCap Funding X Trust, “MidCap”) and the lenders party thereto from time to time (the “Lenders”), which such Amendment No. 38 amends that certain Credit and Security Agreement, dated as of April 8, 2015 (as amended and restated, supplemented, or otherwise modified from time to time, the “Credit and Security Agreement”), by and among the Company, the Borrowers, MidCap and the Lenders. Pursuant to Amendment No. 38, the Commitment Expiry Date (as defined in the Credit and Security Agreement) is extended to February 13, 2025.

Limited Consent to Intercreditor Agreement

On February 4, 2025, in connection with Amendment No. 38, the Company entered into a Limited Consent (the “Limited Consent”) to the Intercreditor Agreement, dated as of September 15, 2017, as amended, by and between the Company and Jackson Investment Group, LLC, which such Limited Consent permits the Company’s entry into Amendment No. 38.

Item 5.07. Submission of Matters to a Vote of Security Holders.

On February 3, 2025, the Company convened its special meeting of stockholders (the “Special Meeting”) for the purpose of (i) adopting that certain Agreement and Plan of Merger, dated as of November 1, 2024, as amended by that certain First Amendment, dated as of January 7, 2025, by and among the Company, Atlantic International Corp. and A36 Merger Sub, Inc., and the transactions contemplated thereunder (the “Merger Agreement Adoption Proposal”) and (ii) approving a proposal to adjourn of the Special Meeting to a later date or dates, if necessary or appropriate, to solicit additional proxies if there are not sufficient votes at the time of the Special Meeting to approve the Merger Agreement Adoption Proposal (the “Adjournment Proposal”) as further described in the Company’s joint proxy statement/prospectus. Of the 1,643,738 shares of common stock, par value $0.00001 per share (the “Common Stock”) and 9,000,000 shares of Series H Convertible Preferred Stock, par value $0.00001 per share (the “Series H Preferred Stock”) outstanding as of the record date, 623,668 shares were represented at the Special Meeting. Accordingly, a quorum was present.

At the Special Meeting, the stockholders of the Company approved the Adjournment Proposal by a vote of 612,104 shares of Common Stock and Series H Preferred Stock voting on an as converted basis, and 7,035 and 4,529 votes of “against” and “abstain,” respectively. The Chief Executive Officer then adjourned the Special Meeting until February 10, 2025, at 10:00 a.m., Eastern Time, in order to allow the Company to solicit additional proxies with respect to the Merger Agreement Adoption Proposal as set forth in the joint proxy statement/prospectus.

Shareholders will be able to attend and vote at the reconvened Special Meeting using the same process in place for the originally scheduled Special Meeting, the details of which are set forth in the joint proxy statement/prospectus. The Company does not intend to change the record date for the Special Meeting. Accordingly, only shareholders of record at the close of business on January 8, 2025, will be entitled to vote at the reconvened Special Meeting.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

10.1	Amendment No. 38 to the Credit and Security Agreement, effective as of February 1, 2025, by and between Staffing 360 Solutions, Inc. and MidCap Funding X Trust.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 5, 2025	STAFFING 360 SOLUTIONS, INC.

	By:	/s/ Brendan Flood
Brendan Flood
Chairman and Chief Executive Officer